EXHIBIT 23.4





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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Bowater Incorporated:

We consent to the use of our reports dated February 16, 2001, on the consolidated financial statements and schedule of Bowater Incorporated and Subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference in the prospectus included in this registration statement, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP

Greenville, South Carolina
December 7, 2001